Exhibit 99.1

NINE ENERGY SERVICE APPROVED FOR LISTING ON NYSE AMERICAN

HOUSTON, March 26, 2026 – Nine Energy Service, Inc. (the “Company”) announced today that its common stock has been approved for listing on the NYSE American stock exchange.

The Company anticipates that its common stock will begin trading on the NYSE American on Tuesday, March 31, 2026, at market open, under the ticker symbol “NINE.”

About Nine Energy Service

Nine is a leading oilfield services business that supplies cutting edge solutions for unconventional oil and gas resource extraction and development across North America and abroad. Nine’s culture is driven by an intense focus on performance and wellsite execution as well as a commitment to forward-leaning technologies that aid the development of smarter, customized applications that drive efficiencies and reduced emissions for customers. Nine is headquartered in Houston, Texas with operational reach that extends across all major onshore basins in the United States and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein, which include statements regarding the listing on NYSE American, are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, capital spending and well completions by the onshore oil and natural gas industry; the level of capital spending and well completions by the onshore oil and natural gas industry, which may be affected by geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism in oil producing countries or regions, particularly the Middle East, Russia, Venezuela and other countries in South America and Africa, as well as actions by members of the Organization of the Petroleum Exporting Countries and other oil exporting nations; general economic conditions and inflation, particularly, cost inflation with labor or materials; the effects of tariffs and other trade measures on the Company’s business and on the onshore oil and natural gas industry generally; equipment and supply chain constraints; the Company’s ability to attract and retain key employees, technical personnel and other skilled and qualified workers; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Senior Vice President, Strategic Development and Investor Relations

(281) 730-5113

investors@nineenergyservice.com